Exhibit 8.1


(202) 274-2000

April 28, 2004

Boards of Directors
Atlantic Coast Federal
Atlantic Coast Federal, MHC
Atlantic Coast Federal Corporation
505 Haines Avenue
Waycross, Georgia 31501

Ladies and Gentlemen:

     You have requested this firm's opinion regarding certain federal income tax consequences which will result from a stock offering (the "Offering") of the shares of common stock of Atlantic Coast Federal Corporation, a federal mid-tier holding company (the "Company") and the wholly owned subsidiary of Atlantic Coast Federal, MHC, a federal mutual holding company (the "Mutual Holding Company"). The Company owns all of the outstanding common stock of Atlantic Coast Federal, a federally chartered stock savings association (the "Association").

     In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Stock Issuance of Atlantic Coast Federal Corporation (the "Plan") and the Registration Statement filed on Form S-1 by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933.

     Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

     We, of course, opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to
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Boards of Directors
Atlantic Coast Federal
Atlantic Coast Federal, MHC
Atlantic Coast Federal Corporation
April 28, 2004
Page 2


laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

     For purposes of this opinion, we rely on the representations as to certain factual matters provided to us by the Company, as set forth in the affidavit of its authorized officer. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

Description of Proposed Transactions

     Based solely upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows:

     On January 1, 2003, pursuant to a Plan of Mutual Holding Company Reorganization, the Association reorganized from a federally chartered mutual savings and loan association into the mutual holding company structure (the "Reorganization"). As part of the Reorganization, the Association became a federally chartered stock savings and loan association wholly owned by the Company. Simultaneously, the Company became wholly owned by the Mutual Holding Company.

     On March 12, 2004, the Boards of Directors of the Association, the Company and the Mutual Holding Company adopted the Plan which provides for the offer and sale of up to 49.9% of the shares of the Company's Common Stock. In adopting the Plan, the Board of Directors has determined that the Offering is advisable and in the best interest of the Association, the Company, the Mutual Holding Company and its members. Pursuant to the Plan, the Company is offering between 4,080,000 and 5,520,000 shares of Common Stock (with the ability to increase the Offering to 6,348,000 shares) which represents approximately 40% of the shares of the Common Stock of the Company that will be outstanding at the conclusion of the Offering. The shares of Company Common Stock are being offered, in the respective priorities set forth in the Plan, to eligible account holders ("Eligible Account Holders"), the Association's tax-qualified employee plans (the "Employee Plans"), supplemental eligible account holders ("Supplemental Eligible Account Holders"), and, to the extent shares remain available, members of the public in a community offering ("Direct Community Offering") or a syndicated community offering ("Syndicated Community Offering"), or a combination thereof. All shares of Common Stock sold in the Offering will be issued from authorized but unissued shares of the Company. The Offering will have no impact on depositors, borrowers or other customers of the Association.

Opinions

     Based on the foregoing description of the Offering, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:
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Boards of Directors
Atlantic Coast Federal
Atlantic Coast Federal, MHC
Atlantic Coast Federal Corporation
April 28, 2004
Page 3


     1. No gain or loss will be recognized by Company on the receipt of money in exchange for the issuance of shares of Company Common Stock sold in the Offering. Section 1032 of the Code.

     2. It is more likely than not that the fair market value of the non-transferable subscription rights to purchase Company Common Stock will be zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of the nontransferable subscription rights to purchase Company Common Stock. No taxable income will be realized by the Eligible Account Holders or Supplemental Eligible Account Holders or other eligible subscribers as a result of the exercise of the nontransferable subscription rights. Rev. Rul. 56-572, 1956-2 C.B. 182.

     3. It is more likely than not that the basis of the Company Common Stock to persons who purchase in the Offering will be the purchase price thereof. Section 1012 of the Code. The holding period of a stockholder who purchases shares in the Offering will commence upon the consummation of the sale of such Common Stock to such stockholder pursuant to the exercise of the subscription rights.
Section 1223(6) of the Code.

     Our opinion under 2 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions under 2 and 3 are based on the assumption that nontransferable subscription rights do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, we note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by the general public in the Offering. We also note that the Internal Revenue Service has not in the past concluded that the subscription rights have value. Based on the foregoing, we believe that it is more likely than not that the nontransferable subscription rights to purchase common stock have no value. However, the issue of whether or not the subscription rights have value is based on all the facts and circumstances. If the nontransferable subscription rights are subsequently found to have an ascertainable value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and the Company could recognize gain on the distribution of the nontransferable subscription rights. Unlike private rulings, an opinion of Luse Gorman Pomerenk & Schick, P.C., is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached herein.

     We hereby consent to the filing of the opinion as an exhibit to Atlantic Coast Federal's Form MHC-2 Application for Approval of a Minority Stock Issuance by a Subsidiary of MHC as
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Boards of Directors
Atlantic Coast Federal
Atlantic Coast Federal, MHC
Atlantic Coast Federal Corporation
April 28, 2004
Page 4


filed with the OTS and Atlantic Coast Federal Corporation's Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Form MHC-2, and S-1 under the captions "The Stock Offering - Tax Effects of the Stock Offering" and "Legal and Tax Matters," and to the summarization of our opinion in such Prospectus.

                                        Very truly yours,

                                        LUSE GORMAN POMERENK & SCHICK,
                                        A PROFESSIONAL CORPORATION



                                        By: /s/ Luse Gorman Pomerenk & Schick
                                            ---------------------------------